AMENDMENT NO. 1
TO
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

May 17, 2016

PGIM, Inc.
The Prudential Insurance Company of America
The Prudential Life Insurance Company, Ltd.
The Gibraltar Life Insurance Co., Ltd.
United of Omaha Life Insurance Company
Prudential Arizona Reinsurance Universal Company
Farmers New World Life Insurance Company
PAR U Hartford Life & Annuity Comfort Trust
Zurich American Life Insurance Company
Zurich American Insurance Company

c/o Prudential Capital Group
2200 Ross Avenue, Suite 4300
Dallas, Texas 75201

Ladies and Gentlemen:

We refer to the Note Purchase and Private Shelf Agreement, originally dated as of December 23, 2008, as amended and restated as of September 12, 2013 (the “Agreement”) among WBI Energy Transmission, Inc. (the “Company”), PGIM, Inc. (f.k.a. Prudential Investment Management, Inc.) (“Prudential”), The Prudential Insurance Company of America (“PICA”), The Prudential Life Insurance Company, Ltd. (“Prudential Life”), The Gibraltar Life Insurance Co., Ltd. (“Gibraltar”), United of Omaha Life Insurance Company (“Omaha”), Prudential Arizona Reinsurance Universal Company (“PARUC”), Farmers New World Life Insurance Company (“Farmers”), PAR U Hartford Life & Annuity Comfort Trust (“PAR U”), Zurich American Life Insurance Company (“Zurich Life”) and Zurich American Insurance Company (“Zurich American”; and together with PICA, Prudential Life, Pruco Life, Forethought Life, Gibraltar, Omaha, PARUC, Farmers, PAR U, Zurich Life and Zurich American, the “Existing Purchasers”) pursuant to which the Company has issued and certain of the Existing Purchasers have purchased (i) 5.02% Senior Notes, Series C, due 2019, of the Company in the aggregate principal amount of $15,000,000; (ii) 4.61% Senior Notes, Series D, due 2028, of the Company in the aggregate principal amount of $25,000,000; (iii) 4.48% Senior Notes, Series E, due 2025, of the Company in the aggregate principal amount of $20,000,000; and (iv) 4.91% Senior Notes, Series F, due 2031, of the Company in the aggregate principal amount of $40,000,000. The “Existing Purchasers” together with each other Prudential Affiliate which becomes bound to the Agreement as provided in the Agreement, each a “Purchaser” and collectively, the “Purchasers”. Unless otherwise defined herein, the terms defined in the Agreement shall be

0088-0018\00017792.004

used herein as therein defined.

The Issuance Period of the Facility provided for in the Agreement will expire by its terms on September 12, 2016. The Company desires to (i) extend the Issuance Period under the Agreement to May 16, 2019, (ii) increase the amount of the Notes available to be issued under the Agreement to an aggregate principal amount of $200,000,000 (creating an Available Facility Amount of $100,000,000 as of the date hereof), and (iii) increase the maximum amount of WBI Exposure to $150,000,000.

Therefore, Prudential, the Purchasers and the Company, in consideration of the mutual promises and agreements set forth herein and in the Agreement, agree as follows:

(a)Section 1.3. Section 1.3 of the Agreement is amended in full to read as follows:
“1.3.    Authorization of Issue of Shelf Notes.

The Company has authorized the issue, from time to time, of its additional senior promissory notes (the ‘Shelf Notes’, such term to include any notes issued in substitution thereof pursuant to Section 13 of this Agreement) with the aggregate principal amount of Notes outstanding at any time not to exceed $200,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 20 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 15 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to Section 2.7, and to be substantially in the form of Exhibit 1-E attached hereto. The term ‘Notes’ as used herein shall include each Existing Note, each Series D Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same installment payment dates, (iii) the same installment payment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same original date of issuance, are herein called a ‘Series’ of Notes.”

(b)    Section 2.2. Section 2.2 of the Agreement is amended in full to read as follows:
“2.2.    Facility.

(a) Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the ‘Facility’. At any time, subject to the limitations in Section 2.2(b), the ‘Available Facility Amount’ shall be (i) $200,000,000, minus (ii) the original principal amount of the Existing Notes, minus (iii) the original principal amount of the Series D Notes, minus (iv) the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus (v) the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, plus (vi) the aggregate principal amount of Notes retired prior to such time; provided, that at no time may the aggregate principal amount of Notes outstanding under this Agreement exceed $200,000,000. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

(b)     Limitation on Facility. Notwithstanding anything in Section 2.2(a), the Company may not request the issuance of Shelf Notes, and neither Prudential nor any other Prudential Financial Entity shall be required to purchase Shelf Notes, pursuant to the Facility if, after the issuance of such Shelf Notes, the aggregate amount of WBI Exposure would exceed $150,000,000.”

(c)    Section 2.3. Section 2.3 of the Agreement is amended in full to read as follows:

“2.3    Issuance Period.

Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i)  May 16, 2019 (or if such date is not a Business Day, the Business Day next preceding such day) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the ‘Issuance Period’.”

(d)    Section 4.4. Section 4.4 of the Agreement is amended by deleting the name “Paul K. Sandness” and replacing it with the name “Daniel S. Kuntz”.

(e)    Schedule B. Schedule B of the Agreement is amended as follows:

(i)Deleting the defined term “Other Company Notes” in its entirety;

(ii)Amending the defined term “Prudential” in full to read as follows:

“‘Prudential’ means PGIM, Inc. (f.k.a. Prudential Investment Management, Inc.), a Delaware corporation.”; and

(iii)Amending the defined term “WBI Exposure” in full to read as follows:

“‘WBI Exposure’ means, at any time, the aggregate principal amount of (i) Notes outstanding at such time held by Prudential Financial Entities (other than Notes held for separate accounts), and (ii) Accepted Notes which Prudential Financial Entities have agreed to purchase but which have not been purchased at such time (other than Accepted Notes to be purchased for separate accounts).”

(f)    Exhibits 4.4(a) and 4.4(b). Exhibits 4.4(a) and 4.4(b) attached to the Agreement are amended by deleting all references to the name “Paul K. Sandness” and replacing them with the name “Daniel S. Kuntz”.

(g)    Structuring Fee. The Company will pay to Prudential in immediately available funds a structuring fee at the time of the execution and delivery of this Amendment by the Company, Prudential and the Existing Purchasers, in an amount equal to $25,000.

On and after the effective date of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Agreement, and each reference in the Notes to “the Agreement”, “thereunder”, “thereof”, or words of like import referring to the Agreement, shall mean the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.

This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this Amendment to the Company, 1250 West Century Avenue, Bismarck, North Dakota 58503, Attention of Stephanie A. Barth, Vice President, Treasurer and Chief Accounting Officer. This Amendment shall become effective as of the date first above written when and if counterparts of this Amendment shall have been executed by us and you.

Very truly yours,

WBI ENERGY TRANSMISSION, INC.

By: /s/ Stephanie A. Barth
    Stephanie A. Barth
Vice President, Treasurer and
Chief Accounting Officer

Agreed as of the date first above written:

PGIM, INC.

By: /s/ Chris L. Halloran
Vice President

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA

By: /s/ Chris L. Halloran
Vice President

THE PRUDENTIAL LIFE INSURANCE
COMPANY, LTD.

By:    Prudential Investment Management Japan,
Co., Ltd., as Investment Manager

By:    PGIM, Inc.,
as Sub-Adviser

By: /s/ Chris L. Halloran
    Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:    Prudential Investment Management Japan Co., Ltd.,
    (as Investment Manager)

By:    PGIM, Inc.,
as Sub-Adviser

    By: /s/ Chris L. Halloran
        Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:    Prudential Private Placement Investors,
    L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

    By: /s/ Chris L. Halloran
        Vice President

PRUDENTIAL ARIZONA REINSURANCE
UNIVERSAL COMPANY

By:    PGIM, Inc.,
    as investment manager

    By: /s/ Chris L. Halloran
        Vice President

FARMERS NEW WORLD LIFE INSURANCE
COMPANY

By:    Prudential Private Placement Investors,
    L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

    By: /s/ Chris L. Halloran
        Vice President

PAR U HARTFORD LIFE & ANNUITY
COMFORT TRUST

By:    Prudential Arizona Reinsurance Universal
Company, as Grantor

By:    PGIM, Inc., as
Investment Manager

    By: /s/ Chris L. Halloran
        Vice President

ZURICH AMERICAN LIFE INSURANCE
COMPANY

By:    Prudential Private Placement Investors,
    L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

    By: /s/ Chris L. Halloran
        Vice President

ZURICH AMERICAN INSURANCE COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Chris L. Halloran
        Vice President